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                                                                    EXHIBIT 10.5



                                    BEIJING LEASE


SUMMARY OF THE TENANCY AGREEMENT

1.   Landlord:  Beijing Workers' Stadium in Chaoyang District

2.   Tenant:  Beijing Brighton Staq Electronic System Co., Ltd.

3.   Premise:  No. 11 Hall in the Workers' Stadium, Beijing, China

4.   Tendency Period:  May 1, 1998 to April 30, 1999

5.   Rental:  RMB 600,000.00 per annum (U.S. $75,000 per annum)

6.   Deposit:  None